EXHIBIT 99.1

Lakeland Bancorp Announces First Quarter Results and Increases Dividend

OAK RIDGE, N.J., April 27, 2021 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $23.2 million and earnings per diluted share ("EPS") of $0.45 for the three months ended March 31, 2021 compared to net income of $12.4 million and diluted EPS of $0.24 for the three months ended March 31, 2020. For the first quarter of 2021, annualized return on average assets was 1.22%, annualized return on average common equity was 12.20% and annualized return on average tangible common equity was 15.39%.

First quarter 2021 results were favorably impacted by a negative provision for credit losses of $2.6 million compared to a provision of $9.2 million for the same period last year. The negative provision for credit losses was due primarily to an improvement in forecasted macroeconomic conditions and continued strength in asset quality.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, “I want to thank all of our Lakeland associates who unselfishly continue to deliver banking services to our customers and businesses while ensuring the safety and well-being of their fellow associates and our customers. Their commitment has been outstanding. Despite the ongoing pandemic, we are encouraged that our customers and local economy are faring well as evidenced by the continued improvements in asset quality with non-accrual loans and non-performing asset levels dropping below pre-COVID levels. As a result, we released a small portion of our loan reserves and will continue to monitor economic conditions closely as we progress into 2021.”

Regarding the Company’s financial results, Mr. Shara continued, “The quarterly results were record earnings for Lakeland which were bolstered by an 11 basis point increase in our net interest margin and an increase in pre-tax income. Considering our continued success, the Board authorized an annualized 8% increase in our cash dividend.”

First Quarter 2021 Highlights

  Net interest margin increased to 3.19% compared to 3.08% in the fourth quarter of 2020.
  Deposit growth was strong increasing $179.4 million or 3%, including $121.7 million in noninterest-bearing deposits.
  Due to an improvement in forecasted macroeconomic conditions and continued strength in asset quality, a $2.6 million negative provision for credit losses was recorded in the first quarter of 2021.
  At March 31, 2021, there were no loans on payment deferral compared to $9.7 million, or 0.2% of total loans at December 31, 2020.
  Paycheck Protection Program ("PPP") loans totaled $346.2 million at March 31, 2021, with $133.2 million in new PPP loans booked during the first quarter of 2021. Unamortized net deferred fees on PPP loans totaled $8.1 million at March 31, 2021.

Net Interest Margin and Net Interest Income

Net interest margin for the first quarter of 2021 of 3.19% decreased 9 basis points compared to the first quarter of 2020 and increased 11 basis points compared to the fourth quarter of 2020. The decrease in net interest margin compared to the first quarter of 2020 was due primarily to a decrease in the yield on interest-earning assets partially offset by a significant decrease in the cost of interest-bearing liabilities, while the increase in net interest margin compared to the fourth quarter of 2020 was due primarily to a decrease in the cost of interest-bearing deposits.

The yield on interest-earning assets for the first quarter of 2021 was 3.56% compared to 4.17% for the first quarter of 2020 and 3.51% for the fourth quarter of 2020. The current quarter decrease in yield on interest-earning assets, when compared to the first quarter of 2020, was due primarily to a reduction in the yield on loans due to decreases in the prime rate and LIBOR during 2020, an increase in lower yielding federal funds sold, as well as the origination of PPP loans during 2020, which earn an effective yield of 2.50% including amortization of fees and costs. The increase in yield on interest-earning assets, when compared to the fourth quarter of 2020 was due primarily to an increase in higher yielding average loans and securities as well as a reduction in lower yielding average federal funds sold.

The cost of interest-bearing liabilities for the first quarter of 2021 was 0.51% compared to 1.18% for the first quarter of 2020 and 0.59% for the fourth quarter of 2020. The cost of interest-bearing transaction accounts and time deposits has decreased since 2020 largely driven by reductions in market interest rates.

Net interest income for the first quarter of 2021 of $56.7 million increased $6.8 million and $1.6 million, respectively, compared to the first quarter of 2020 and the fourth quarter of 2020. The increase in net interest income compared to prior periods was due primarily to a reduction in the cost of interest-bearing deposits as well as growth in the volume of interest-earning assets.

Noninterest Income

Noninterest income decreased $2.3 million to $5.8 million for the first quarter of 2021 from $8.0 million for the first quarter of 2020 due primarily to a $2.3 million decrease in swap income. Service charges on deposit accounts for the first quarter of 2021 decreased $204,000 compared to the first quarter of 2020 due primarily to changes in customer behavior resulting from the pandemic. Losses on equity securities of $144,000 in the first quarter of 2021 compared to losses of $653,000 during the same period in 2020. Gains on sales of loans for the first quarter of 2021 increased $293,000 compared to the first quarter of 2020 due primarily to increased loan sale volume driven by lower interest rates. Additionally, first quarter 2020 results included $342,000 in gains on sales of investment securities compared to none in the first quarter of 2021.

Noninterest Expense

Noninterest expense totaled $33.9 million for the first quarter of 2021 and increased $1.4 million compared to the first quarter of 2020. Salary and employee benefit expense for the first quarter of 2021 increased $791,000, or 4%, when compared to the same quarter of 2020 as a result of staff additions and normal merit increases. Net occupancy expense increased $183,000 compared to the first quarter of 2020 primarily resulting from an increase in cleaning and snow removal expenses. Furniture and equipment expense increased $739,000 compared to the first quarter of 2020 predominately driven by an increase in costs associated with the Company's digital strategy initiative. FDIC insurance expense totaled $711,000 for the first quarter of 2021 and increased $413,000 compared to the same period in 2020 due primarily to deposit growth and assessment credits recorded in the first quarter of 2020. Other expenses in the first quarter of 2021 were $487,000 less than the first quarter of 2020 primarily resulting from a decrease in appraisal fees, consulting, travel and entertainment expenses. Additionally, first quarter 2020 results included $356,000 in long-term debt prepayment fees compared to none in the first quarter of 2021.

Income Tax Expense

The effective tax rate for the first quarter of 2021 was 25.8% compared to 23.4% for the first quarter of 2020. The increased effective tax rate for the first quarter of 2021 was primarily a result of tax advantaged items declining as a percentage of pretax income.

Financial Condition

At March 31, 2021, total assets were $7.77 billion, an increase of $107.5 million compared to December 31, 2020. For the three months ended March 31, 2021, total loans grew $87.7 million to $6.11 billion and investment securities increased $105.6 million to $1.08 billion. On the funding side, total deposits increased $179.4 million to $6.64 billion, while borrowings decreased $57.6 million to $255.3 million. At March 31, 2021, total loans as a percent of total deposits was 92.1%.

Asset Quality

At March 31, 2021, non-performing assets decreased to $31.1 million, 0.40% of total assets, compared to $42.8 million, 0.56% of total assets, at December 31, 2020. Non-accrual loans as a percent of total loans decreased 28% to 0.51% at March 31, 2021 compared to 0.71% at December 31, 2020. The allowance for credit losses decreased to $67.3 million, 1.10% of total loans, at March 31, 2021, compared to $71.1 million, 1.18% of total loans, at December 31, 2020. As of March 31, 2021, the allowance for credit losses to total loans less PPP loans of $346.2 million, was 1.17%. In the first quarter of 2021, the Company had net charge-offs of $1.1 million, or 0.07% of average loans, annualized, compared to $342,000, or 0.03%, for the same period in 2020. The provision for credit losses for the first quarter of 2021 was a benefit of $2.6 million compared to provision of $9.2 million in the first quarter of 2020. At March 31, 2021 Cares Act modifications totaled $43.2 million compared to $40.0 million at December 31, 2020.

Capital

At March 31, 2021, stockholders' equity was $768.1 million compared to $763.8 million at December 31, 2020, a 1% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.51% at March 31, 2021. The book value per common share and tangible book value per common share increased 4% and 5% to $15.18 and $12.03, respectively, compared to $14.60 and $11.43 at March 31, 2020 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At March 31, 2021, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio was 9.88% and 8.00%, respectively, compared to 9.97% and 8.05% at December 31, 2020. Excluding the impact of the PPP loans of $346.2 million, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio was 10.34% and 8.38%, respectively, at March 31, 2021. On April 23, 2021, the Company declared a quarterly cash dividend of $0.135 per share to be paid on May 18, 2021, to shareholders of record as of May 7, 2021.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, and competition. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $7.77 billion in total assets at March 31, 2021. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-2000 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2021	2020
Interest Income
Loans and fees	$58,778	$57,857
Federal funds sold and interest-bearing deposits with banks	37	159
Taxable investment securities and other	3,981	5,229
Tax exempt investment securities	612	332
Total Interest Income	63,408	63,577
Interest Expense
Deposits	5,124	10,863
Federal funds purchased and securities sold under agreements to repurchase	23	429
Other borrowings	1,533	2,386
Total Interest Expense	6,680	13,678
Net Interest Income	56,728	49,899
Provision for credit losses	(2,642)	9,223
Net Interest Income after Provision for Credit Losses	59,370	40,676
Noninterest Income
Service charges on deposit accounts	2,296	2,500
Commissions and fees	1,598	1,640
Income on bank owned life insurance	634	665
Loss on equity securities	(144)	(653)
Gains on sales of loans	708	415
Gains on sales and calls of investment securities,net	—	342
Swap income	562	2,843
Other income	105	259
Total Noninterest Income	5,759	8,011
Noninterest Expense
Salaries and employee benefit expense	20,518	19,727
Net occupancy expense	3,019	2,836
Furniture and equipment expense	3,299	2,560
FDIC insurance expense	711	298
Stationary, supplies and postage expense	378	399
Marketing expense	318	227
Data processing expense	1,255	1,253
Telecommunications expense	522	444
ATM and debit card expense	604	587
Core deposit intangible amortization	226	265
Other real estate owned and other repossessed assets expense	—	12
Long-term debt prepayment fee	—	356
Other expenses	3,053	3,540
Total Noninterest Expense	33,903	32,504
Income before Provision for Income Taxes	31,226	16,183
Provision for income taxes	8,051	3,791
Net Income	$23,175	$12,392
Earnings Per Common Share
Basic	$0.45	$0.24
Diluted	$0.45	$0.24
Dividends Per Common Share	$0.125	$0.125

Lakeland Bancorp, Inc.
Consolidated Balance Sheets
(Dollars in thousands)	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash	$189,506	$262,327
Interest-bearing deposits due from banks	12,612	7,763
Total cash and cash equivalents	202,118	270,090
Investment securities available for sale, at estimated fair value (allowance for credit losses of $144 at March 31, 2021 and $2 at December 31, 2020 )	968,394	855,746
Investment securities held to maturity (estimated fair value of $87,215 at March 31, 2021 and $93,868 at December 31, 2020, no allowance for credit losses at March 31, 2021 and December 31, 2020 )	84,994	90,766
Equity securities, at fair value	14,590	14,694
Federal Home Loan Bank and other membership stocks, at cost	10,772	11,979
Loans held for sale	1,230	1,335
Loans, net of deferred fees	6,108,946	6,021,232
Less: Allowance for credit losses	67,252	71,124
Net loans	6,041,694	5,950,108
Premises and equipment, net	48,539	48,495
Operating lease right-of-use assets	16,199	16,772
Accrued interest receivable	19,840	19,339
Goodwill	156,277	156,277
Other identifiable intangible assets	3,063	3,288
Bank owned life insurance	115,756	115,115
Other assets	88,295	110,293
Total Assets	$7,771,761	$7,664,297
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,631,942	$1,510,224
Savings and interest-bearing transaction accounts	4,049,914	3,867,303
Time deposits $250 thousand and under	794,283	895,056
Time deposits over $250 thousand	159,087	183,200
Total deposits	6,635,226	6,455,783
Federal funds purchased and securities sold under agreements to repurchase	111,999	169,560
Other borrowings	25,000	25,000
Subordinated debentures	118,267	118,257
Operating lease liabilities	17,574	18,183
Other liabilities	95,630	113,730
Total Liabilities	7,003,696	6,900,513
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 50,729,527 shares and outstanding 50,598,492 shares at March 31, 2021 and issued 50,610,681 shares and outstanding 50,479,646 shares at December 31, 2020	562,984	562,421
Retained earnings	208,224	191,418
Treasury shares, at cost, 131,035 shares at March 31, 2021 and December 31, 2020	(1,452)	(1,452)
Accumulated other comprehensive (loss) income	(1,691)	11,397
Total Stockholders' Equity	768,065	763,784
Total Liabilities and Stockholders' Equity	$7,771,761	$7,664,297

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Income Statement
Net interest income	$56,728	$55,135	$52,134	$50,519	$49,899
Provision for credit losses (1)	2,642	(789)	(8,000)	(9,000)	(9,223)
Gains on sales of investment securities	—	871	—	—	342
Gains on sales of loans	708	760	1,437	710	415
(Loss) gain on equity securities	(144)	73	(170)	198	(653)
Other noninterest income	5,195	5,141	5,506	4,573	7,907
Long-term debt prepayment fee	—	(3,777)	—	—	(356)
Other noninterest expense	(33,903)	(33,168)	(32,097)	(31,462)	(32,148)
Pretax income	31,226	24,246	18,810	15,538	16,183
Provision for income taxes	(8,051)	(5,398)	(4,383)	(3,687)	(3,791)
Net income	$23,175	$18,848	$14,427	$11,851	$12,392

Basic earnings per common share	$0.45	$0.37	$0.28	$0.23	$0.24
Diluted earnings per common share	$0.45	$0.37	$0.28	$0.23	$0.24
Dividends paid per common share	$0.125	$0.125	$0.125	$0.125	$0.125
Dividends paid	$6,369	$6,364	$6,365	$6,365	$6,364
Weighted average shares - basic	50,576	50,527	50,526	50,522	50,586
Weighted average shares - diluted	50,780	50,672	50,620	50,593	50,728

Selected Operating Ratios
Annualized return on average assets	1.22%	0.98%	0.76%	0.67%	0.76%
Annualized return on average common equity	12.20%	9.96%	7.64%	6.42%	6.77%
Annualized return on average tangible common equity (2)	15.39%	12.64%	9.71%	8.19%	8.65%
Annualized net interest margin	3.19%	3.08%	2.96%	3.06%	3.28%
Efficiency ratio (2)	53.75%	53.74%	53.96%	55.62%	55.30%
Common stockholders' equity to total assets	9.88%	9.97%	10.02%	9.96%	10.51%
Tangible common equity to tangible assets (2)	8.00%	8.05%	8.06%	7.99%	8.41%
Tier 1 risk-based ratio	10.47%	10.22%	10.34%	10.45%	10.61%
Total risk-based ratio	13.02%	12.85%	12.93%	12.98%	13.04%
Tier 1 leverage ratio	8.51%	8.37%	8.36%	8.69%	9.38%
Common equity tier 1 capital ratio	9.98%	9.73%	9.83%	9.93%	10.08%
Book value per common share	$15.18	$15.13	$14.93	$14.77	$14.60
Tangible book value per common share (2)	$12.03	$11.97	$11.77	$11.60	$11.43

(1) The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL") on December 31, 2020, with a transition adjustment retroactive to January 1, 2020. Quarterly amounts for the first, second and third quarters of 2020 do not reflect the adoption of CECL.

(2) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Selected Balance Sheet Data at Period End
Loans	$6,108,946	$6,021,232	$5,843,591	$5,756,155	$5,328,623
Allowance for credit losses on loans (3)	67,252	71,124	65,242	57,839	48,884
Investment securities	1,078,750	973,185	909,535	957,985	974,319
Total assets	7,771,761	7,664,297	7,522,184	7,488,516	7,013,908
Total deposits	6,635,226	6,455,783	6,266,516	6,125,502	5,455,138
Short-term borrowings	111,999	169,560	97,874	183,116	419,085
Other borrowings	143,267	143,257	253,359	273,954	258,944
Stockholders' equity	768,065	763,784	753,572	745,489	736,922

Loans
Non-owner occupied commercial	$2,375,024	$2,398,946
Owner occupied commercial	857,506	827,092
Multifamily	858,168	813,225
Non-owner occupied residential	195,534	200,229
Total commercial, secured by real estate (3)	$4,286,232	$4,239,492	$4,042,946	$3,955,045	$3,734,565
Commercial, industrial and other	394,416	433,553	418,813	393,017	467,286
Construction	291,252	266,883	275,716	298,180	332,228
Paycheck Protection Program	346,150	284,636	325,115	325,999	—
Equipment financing	119,428	116,690	118,320	117,569	118,396
Residential mortgages	385,778	377,380	343,317	335,135	334,786
Consumer and home equity	285,690	302,598	319,364	331,210	341,362
Total loans	$6,108,946	$6,021,232	$5,843,591	$5,756,155	$5,328,623

Deposits
Noninterest-bearing	$1,631,942	$1,510,224	$1,474,847	$1,486,273	$1,129,695
Savings and interest-bearing transaction accounts	4,049,914	3,867,303	3,647,328	3,510,723	3,241,397
Time deposits	953,370	1,078,256	1,144,341	1,128,506	1,084,046
Total deposits	$6,635,226	$6,455,783	$6,266,516	$6,125,502	$5,455,138

Total loans to total deposits ratio	92.1%	93.3%	93.3%	94.0%	97.7%

Selected Average Balance Sheet Data
Loans	$6,089,757	$5,939,904	$5,775,093	$5,572,865	$5,208,097
Investment securities	1,003,479	912,723	873,066	891,037	879,987
Interest-earning assets	7,230,136	7,137,884	7,009,939	6,650,993	6,133,003
Total assets	7,704,603	7,625,458	7,516,069	7,137,529	6,565,302
Noninterest-bearing demand deposits	1,545,968	1,499,093	1,475,422	1,364,785	1,109,638
Savings deposits	604,931	571,794	548,662	525,224	496,798
Interest-bearing transaction accounts	3,388,027	3,313,556	3,086,260	2,908,299	2,830,778
Time deposits	1,044,915	1,112,053	1,176,181	1,093,760	872,998
Total deposits	6,583,841	6,496,496	6,286,525	5,892,068	5,310,212
Short-term borrowings	73,492	68,962	58,845	82,694	159,825
Other borrowings	143,261	155,943	269,093	273,904	277,753
Total interest-bearing liabilities	5,254,626	5,222,308	5,139,042	4,883,881	4,638,152
Stockholders' equity	770,255	753,059	751,099	742,050	736,719

(3) The Company adopted ASU 2016-13 on December 31, 2020, with a transition adjustment retroactive to January 1, 2020. Quarterly amounts for the first, second and third quarters of 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	3.91%	3.92%	3.91%	4.03%	4.47%
Taxable investment securities and other	1.81%	1.84%	2.09%	2.31%	2.56%
Tax-exempt securities	2.54%	2.51%	2.55%	2.70%	2.67%
Federal funds sold and interest-bearing cash accounts	0.11%	0.09%	0.10%	0.08%	1.42%
Total interest-earning assets	3.56%	3.51%	3.49%	3.69%	4.17%
Liabilities
Savings accounts	0.05%	0.05%	0.06%	0.07%	0.07%
Interest-bearing transaction accounts	0.34%	0.38%	0.44%	0.55%	0.97%
Time deposits	0.83%	1.01%	1.19%	1.48%	1.81%
Borrowings	2.87%	2.84%	2.73%	2.62%	2.54%
Total interest-bearing liabilities	0.51%	0.59%	0.72%	0.86%	1.18%
Net interest spread (taxable equivalent basis)	3.05%	2.92%	2.77%	2.83%	2.99%
Annualized net interest margin (taxable equivalent basis)	3.19%	3.08%	2.96%	3.06%	3.28%
Annualized cost of deposits	0.32%	0.37%	0.44%	0.55%	0.82%
Asset Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$71,124	$65,242	$57,839	$48,884	$40,003
Impact of adopting ASU 2016-13 (4)	—	6,656	—	—	—
Provision for credit losses on loans	(2,808)	(246)	8,000	9,000	9,223
Charge-offs	(1,270)	(746)	(682)	(142)	(483)
Recoveries	206	218	85	97	141
Balance at end of period	$67,252	$71,124	$65,242	$57,839	$48,884

Net Loan Charge-Offs (Recoveries)
Commercial, real estate	$843	$(47)	$298	$(36)	$111
Commercial, industrial and other	221	478	173	(13)	(31)
Equipment financing	83	64	95	(11)	71
Residential mortgages	(58)	—	(1)	—	96
Consumer and home equity	(25)	33	32	105	95
Net charge-offs (recoveries)	$1,064	$528	$597	$45	$342
Non-Performing Assets (5)
Commercial, real estate	$23,984	$35,091	$26,145	$25,615	$24,770
Commercial, industrial and other	2,252	2,633	1,484	1,546	1,909
Equipment financing	293	327	444	400	199
Residential mortgages	2,323	2,469	2,695	2,860	2,837
Consumer and home equity	2,274	2,243	2,322	2,432	2,689
Total non-accrual loans	31,126	42,763	33,090	32,853	32,404
Property acquired through foreclosure or repossession	—	—	—	354	393
Total non-performing assets	$31,126	$42,763	$33,090	$33,207	$32,797

Loans past due 90 days or more and still accruing	$—	$1	$165	$58	$99
Loans restructured and still accruing	$3,799	$3,856	$4,299	$4,667	$4,719
Ratio of allowance for loan losses to total loans	1.10%	1.18%	1.11%	1.00%	0.92%
Total non-accrual loans to total loans	0.51%	0.71%	0.57%	0.57%	0.61%
Total non-performing assets to total assets	0.40%	0.56%	0.44%	0.44%	0.47%
Annualized net charge-offs to average loans	0.07%	0.04%	0.04%	—%	0.03%

(4) The Company adopted CECL on December 31, 2020 with a $6.7 million transition adjustment retroactive to January 1, 2020. Quarterly amounts for the first, second and third quarters of 2020 do not reflect the adoption of CECL

(5) Includes non-accrual purchased credit deteriorated loans from December 31, 2020 forward

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	At or for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except ratios and per share amounts)	2021	2020	2020	2020	2020
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$768,065	$763,784	$753,572	$745,489	$736,922
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	3,063	3,288	3,538	3,788	4,049
Total tangible common stockholders' equity at end of period - Non-GAAP	$608,725	$604,219	$593,757	$585,424	$576,596

Shares outstanding at end of period	50,598	50,480	50,468	50,463	50,462

Book value per share - GAAP	$15.18	$15.13	$14.93	$14.77	$14.60

Tangible book value per share - Non-GAAP	$12.03	$11.97	$11.77	$11.60	$11.43

Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$608,725	$604,219	$593,757	$585,424	$576,596

Total assets at end of period - GAAP	$7,771,761	$7,664,297	$7,522,184	$7,488,516	$7,013,908
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	3,063	3,288	3,538	3,788	4,049
Total tangible assets at end of period - Non-GAAP	$7,612,421	$7,504,732	$7,362,369	$7,328,451	$6,853,582
Paycheck Protection Program loans ("PPP")	346,150	284,636	325,115	325,999	—
Total assets at end of period excluding PPP- Non-GAAP	$7,425,611	$7,379,661	$7,197,069	$7,162,517	$7,013,908
Total tangible assets at end of period excluding PPP - Non-GAAP	$7,266,271	$7,220,096	$7,037,254	$7,002,452	$6,853,582

Common equity to assets - GAAP	9.88%	9.97%	10.02%	9.96%	10.51%
Common equity to assets excluding PPP - Non-GAAP	10.34%	10.35%	10.47%	10.41%	10.51%

Tangible common equity to tangible assets - Non-GAAP	8.00%	8.05%	8.06%	7.99%	8.41%
Tangible common equity to tangible assets excluding PPP - Non-GAAP	8.38%	8.37%	8.44%	8.36%	8.41%

Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$23,175	$18,848	$14,427	$11,851	$12,392

Total average common stockholders' equity - GAAP	$770,255	$753,059	$751,099	$742,050	$736,719
Less: Average goodwill	156,277	156,277	156,277	156,277	156,277
Less: Average other identifiable intangible assets	3,192	3,433	3,689	3,942	4,205
Total average tangible common stockholders' equity - Non-GAAP	$610,786	$593,349	$591,133	$581,831	$576,237

Return on average common stockholders' equity - GAAP	12.20%	9.96%	7.64%	6.42%	6.77%

Return on average tangible common stockholders' equity - Non-GAAP	15.39%	12.64%	9.71%	8.19%	8.65%

Calculation of Efficiency Ratio
Total noninterest expense	$33,903	$36,945	$32,097	$31,462	$32,504
Amortization of core deposit intangibles	(226)	(249)	(250)	(261)	(265)
Long term debt prepayment fees	—	(3,777)	—	—	(356)
Noninterest expense, as adjusted	$33,677	$32,919	$31,847	$31,201	$31,883

Net interest income	$56,728	$55,135	$52,134	$50,519	$49,899
Total noninterest income	5,759	6,845	6,773	5,481	8,011
Total revenue	62,487	61,980	58,907	56,000	57,910
Tax-equivalent adjustment on municipal securities	163	149	108	93	88
Gains on sales of investment securities	—	(871)	—	—	(342)
Total revenue, as adjusted	$62,650	$61,258	$59,015	$56,093	$57,656
Efficiency ratio - Non-GAAP	53.75%	53.74%	53.96%	55.62%	55.30%